Exhibit 23.1


                        De Joya Griffith & Company, LLC,
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                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS




                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of Wallace Mountain Resources Corp. on Form 8-K of our Auditors' Report, dated June 12, 2006, on the balance sheet of Wallace Mountain Resources Corp. as of March 31, 2006 and 2005 and the related statements of income and accumulated deficit from March 30, 2005 to March 31, 2005 and for the year ended March 31, 2006, changes in stockholders' equity, and cash flows for the periods ended March 31, 2006 and 2005.




De Joya Griffith & Company, LLC

November 3, 2006
Henderson, Nevada






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                 2580 Anthem Village Drive, Henderson, NV 89052
               Telephone (702) 588-5961 - Facsimile (702) 588-5979